EXHIBIT 10.1

THIRD AMENDED AND RESTATED

TAX ALLOCATION AGREEMENT

This Third Amended and Restated Tax Allocation Agreement, dated as of April 10, 2012, is made by and among Northeast Utilities (the "Parent Company") and The Connecticut Light and Power Company, Western Massachusetts Electric Company, HWP Company (f/n/a Holyoke Water Power Company), Northeast Utilities Service Company, Northeast Nuclear Energy Company,  The Rocky River Realty Company,  Public Service Company of New Hampshire, Properties, Inc., North Atlantic Energy Corporation, North Atlantic Energy Service Corporation, Select Energy Contracting, Inc.,  NU Enterprises, Inc., Northeast Generation Services Company, ES Boulos Company, NGS Mechanical, Inc., Mode 1 Communications, Inc., Select Energy, Inc., Yankee Energy System, Inc., Yankee Gas Services Company, Yankee Energy Financial Services Company, Yankee Energy Services Company, Renewable Properties, Inc., CL&P Funding LLC, The Connecticut Steam Company, Electric Power Incorporated, The Nutmeg Power Company, PSNH Funding LLC 2, PSNH Funding LLC, WMECO Funding LLC, NU Transmission Ventures, Inc., Northern Pass Transmission LLC, NSTAR LLC (f/n/a NU Holding Energy 2 LLC), NSTAR Electric Company, Harbor Electric Energy Company, BEC Funding II LLC, CEC Funding LLC, NSTAR Gas Company, NSTAR Electric and Gas Corporation, Advanced Energy Systems Inc.,   Hopkinton LNG Corp., NSTAR Communications, Inc. and any other entities that become a member of the Parent Company's affiliated group and execute a duplicate copy of this Agreement or consent to be included in the Parent Company's consolidated federal income tax return (hereinafter collectively "subsidiaries" and singly "subsidiary"). These subsidiaries join in the annual filing of a consolidated federal income tax return with the Parent Company.

     For purposes of this Agreement, the following terms shall have the meanings specified below:

     “Associate” means any member company of the Parent Company’s affiliated group that is included in the Parent Company’s consolidated federal income tax return, including the Parent Company.

      “Associates” means all of the member companies of the Parent Company’s affiliated group that are included in the Parent Company’s consolidated federal income tax return, including the Parent Company.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time (and any corresponding provisions of succeeding law).

     "Consolidated tax" means the aggregate tax liability for a tax year, being the tax shown on the consolidated return and any adjustments thereto thereafter determined. The consolidated tax will be the refund if the consolidated return shows a negative tax.

     "Corporate tax credit" is a negative separate return tax of an Associate for a tax year, equal to the amount by which the consolidated tax is reduced by including a net corporate taxable loss or other net tax benefit of such associate company in the consolidated tax return.

     "Corporate Taxable Income" is the income or loss of an Associate for a tax year, computed as though such company had filed a separate return on the same basis as used in the consolidated return, except that dividend income from Associates shall be disregarded, and other intercompany transactions eliminated in the consolidated return shall be given appropriate effect. It shall be further adjusted to allow for applicable rights accrued to the Associate, on the basis of other tax years, but carryovers or carrybacks shall not be taken into account if the Associate has been paid a corporate tax credit therefor. Corporate Taxable Income shall be adjusted in an appropriate and reasonable manner to reflect deductions of an Associate that are unable to be used  due to reductions, limitations, phase-outs and expirations imposed by the Code or the Regulations by the consolidated tax group.  If an Associate is a member of the Parent Company  consolidated tax group for only part of a tax year, that period will be deemed to be its tax year for all purposes. Basis shall be determined under Treas. Reg. Section 1.1502-31 or 1.1502-32 and earnings and profits shall be determined under Treas. Reg. Section 1.1502-33. Items attributable to a consolidated return year but not allowable on a separate company basis shall be excluded in determining Corporate Taxable Income to the extent such items were previously taken into account to reduce consolidated taxable income.

      “Regulations” mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

     "Separate return tax" is the tax on the Corporate Taxable Income of an Associate computed as though such company were not a member of a consolidated group.

In consideration of the mutual benefits and obligations provided for herein, the parties to this Agreement hereby agree that the consolidated tax of the Associates shall be allocated as follows:

1.   PARENT COMPANY.  Except as expressly set forth herein, the Parent Company shall be treated in the same manner as the other Associates for purposes of this Agreement.

2.   ALLOCATION OF CONSOLIDATED FEDERAL TAX. The consolidated tax, exclusive of capital gains taxes (see paragraph (3)), and the alternative minimum tax (see paragraph (7)), and before the application or recapture of any credits (see paragraph (4)) and the results of any special benefits (see paragraph (5)), shall be allocated among the Associates based on their Corporate Taxable Income, computed without regard to net capital gains or losses. Subject to the limitation provided in paragraph (10), such consolidated tax allocated to an Associate, which may be either positive or negative, shall be equal to the Corporate Taxable Income of the Associate (after elimination of capital gains and losses) multiplied times the highest effective corporate federal income tax rate set forth in Section 11 of the Code. However, no Associate shall receive a negative allocation greater (in absolute value) than the amount by which its loss has reduced the consolidated tax liability. Conversely, an Associate  shall receive a negative allocation for any loss or deduction it cannot use currently to the extent such loss or deduction reduces the consolidated tax liability. If the consolidated tax liability is greater than the aggregate tax on the corporate taxable income of the Associates ("separate return tax"), then no subsidiary shall receive an allocation greater than its separate return tax, and the Parent Company shall be liable for the excess of the consolidated tax over the sum of the separate return taxes of the subsidiaries, subject to recovery in later years from subsequent consolidated tax benefits.

3.   ALLOCATION OF CAPITAL GAINS TAXES. The portion of the consolidated tax attributable to net capital gains and losses shall be allocated directly to the Associate giving rise to such items. The effects of netting capital gains and losses in the current year shall follow the principles of paragraph (2). The effects of capital loss carrybacks or carryforwards shall follow the principles of paragraph (6).

4.   ALLOCATION OF GENERAL BUSINESS CREDITS. General business credits arising in a particular year shall be allocated among the Associates giving rise to such credits by multiplying the amount of consolidated general business credits for such year utilized by a fraction, the numerator of which is the amount of general business credit of the Associate for such year and the denominator of which is the total amount of general business credit of all Associates for such year.  If the consolidated group is in a credit carryforward situation, the utilized credit shall be allocated based on the vintages that comprise the utilized credit. For purposes of the consolidated return, the credits utilized are determined on a first-in first-out basis with all credits generated by all subsidiaries in the earliest year utilized first before credits generated in a subsequent year can be utilized. For purposes of allocating the credits pursuant to this agreement, and in accordance with the separate return limitation of paragraph (10), the credits utilized shall be determined on a first-in first-out basis with the credits generated by Associates allocated positive taxes in paragraphs (2) and (3) utilized first, for all available vintages, before credits generated by Associates allocated negative taxes in paragraphs (2) and (3) are utilized. If the vintages of credits utilized pursuant to this agreement differ from those utilized according to the consolidated return for an  Associate, then the vintages of credits utilized pursuant to this agreement shall be exchanged among the affected Associates. General business credits that are lost due to reductions, limitations and expirations imposed by the Code or the regulations thereunder shall be allocated in an appropriate and reasonable manner.

5.   ALLOCATION OF SPECIAL BENEFITS.  Any special benefits, such as the effects of Section 1341 of the Code, shall be allocated directly to the subsidiaries giving rise to them.

6.   ALLOCATION OF A NET OPERATING LOSS. Should the Parent Company's affiliated group generate a net operating loss for a tax year, each Associate shall first receive an allocation of consolidated tax, which may be either positive or negative, as provided in paragraph (2); provided, however, a negative allocation of the consolidated tax shall be made to an Associate  only to the extent that corporate taxable income of such Associate reduces consolidated tax for such tax year. The current consolidated net operating loss shall then be apportioned to  each Associate  with a taxable loss and carried back or forward to year(s) when the consolidated net operating loss can be utilized. The consolidated reduction in tax resulting from the carryback or carryforward of the net operating loss shall be apportioned to each loss Associate in accordance with paragraphs (2) through (5).  For purposes of the consolidated return, the utilization of net operating losses carried back or carried over is determined on a first-in first-out basis with all net operating losses generated by all Associates in the earliest year utilized first before net operating losses generated in a subsequent year can be utilized.  For purposes of allocating the net operating losses pursuant to this Agreement, and in accordance with the separate return limitation of Paragraph (10), the net operating losses utilized shall be determined on a first-in first-out basis with the net operating losses generated by  Associates allocated positive taxes in Paragraphs (2) and (3) utilized first, for all available vintages, before net operating losses generated by Associates allocated negative taxes in Paragraphs (2) and (3) are utilized. If the vintages of net operating losses utilized pursuant to this Agreement differ from those utilized according to the consolidated return for an Associate , then the vintages of net operating losses utilized pursuant to this Agreement shall be exchanged among the affected Associates. Net operating loss carryovers that are lost due to reductions, limitations and expirations imposed by the Code or the Regulations shall be allocated in an appropriate and reasonable manner.

7.   ALLOCATION OF ALTERNATIVE MINIMUM TAX OR CREDIT.  Any portion of the consolidated tax that is attributable to alternative minimum tax ("Consolidated AMT") shall be allocated in a positive amount to each subsidiary with "tentative minimum tax," as defined in Section 55(b)(1) of the Code (determined following the principles used to compute each Associate’s separate return tax), which for purposes of this Agreement can be positive or negative ("Separate Return Tentative Minimum Tax"), in excess of the "regular tax," as defined in Section 55(c) of the Code (determined following the principles used to compute each Associate’s separate return tax), allocated to such Associate in accordance with this Agreement (except paragraph (10)), which for purposes of this Agreement can be positive or negative ("Separate Return Regular Tax"). Consolidated AMT shall be allocated to each such Associate by multiplying Consolidated AMT by a fraction the numerator of which is the amount by which the Associate’s Separate Return Tentative Minimum Tax exceeds such Associate’s Separate Return Regular Tax and the denominator of which is the sum of the amounts by which the Separate Return Tentative Minimum Tax of the Associates to which an allocation of Consolidated AMT is made exceeds the Separate Return Regular Tax allocated to such Associates.  If the regular tax portion of the consolidated tax is reduced by reason of a "minimum tax credit," as defined in Section 53 of the Code, the benefit of such minimum tax credit shall be allocated to the Associates that (by having an alternative minimum tax liability allocated to them in a prior year) generated such minimum tax credit, with the earliest liabilities being allocated such minimum credit first.  The allocation of any "alternative tax net operating loss deduction," as defined by Section 56(d) of the Code, shall follow the principles of paragraph (6).

8.   OTHER FEDERAL TAXES, BENEFITS AND CREDITS.  Taxes, tax benefits and credits against consolidated tax that are not specifically addressed herein and for which allocation under paragraph (2) is not appropriate shall be allocated following the principles set forth in paragraphs (3) through (7) in order to allocate the material effects of such tax, tax benefit or credit to the Associate to which it is applicable.

9.   PAYMENTS FOR ALLOCATIONS.  Any Associate with a net positive allocation shall pay the Parent Company the net amount allocated in the amounts and on the dates indicated by the Parent Company, while any Associate  with a net negative allocation shall receive payment from the Parent Company in the amount of its negative allocation on the same dates indicated by the Parent Company. The payment made to an Associate with a negative allocation should equal the amount by which the consolidated tax is reduced by including the Associate's net corporate tax loss in the consolidated tax return. The Parent Company shall pay to the Internal Revenue Service the consolidated group's net current federal income tax liability from the net of the receipts and payments.

10.  SEPARATE RETURN LIMITATION.  No subsidiary shall be allocated a federal income tax which is greater than the federal income tax computed as if such subsidiary had always filed a separate return.  If the federal income tax otherwise allocated to a subsidiary under this Agreement is greater than the federal income tax computed as if such subsidiary had always filed a separate return, the Parent Company shall be liable for such excess, subject to recovery in later years from subsequent consolidated tax benefits.

11.  STATE TAX LIABILITIES.

(a)    Generally any current state income tax liability or benefit associated with a state income tax return involving more than one subsidiary shall be allocated to such subsidiaries doing business in such state following the principles set forth herein for current federal income taxes.  For purposes of allocating any current state income tax liability that is determined on the basis of unitary reporting and that is associated with a state income tax return involving more than one subsidiary ("Unitary Tax Liability”), any such current Unitary Tax Liability shall be allocated, first, to subsidiaries with a positive income tax liability with respect to such state determined following the principles used to compile the subsidiary’s separate return tax (“Separate Unitary Return Tax”) in an amount equal to each such subsidiary’s Separate Unitary Return Tax. The Unitary Tax Difference is the current Unitary Tax Liability less the aggregate Separate Unitary Return Tax of the subsidiaries with positive Separate Unitary Return Tax.  If the Unitary Tax Difference is positive, then that amount shall be allocated to the Parent Company.  If the Unitary Tax Difference is negative, then that amount shall be allocated in a negative amount to each subsidiary that provided tax credits used by the group to lower the Unitary Tax Liability greater than the amount of tax credits used in calculating the subsidiaries Separate Unitary Return Tax, then in a negative amount to each subsidiary having negative Separate Unitary Return Tax in an amount equal to the lesser of the Unitary Tax Difference or the sum of the Separate Unitary Return Tax of all subsidiaries with negative Separate Unitary Return Tax multiplied by a fraction (A) the numerator of which is the Separate Unitary Return Tax of the subsidiary and (B) the denominator of which is the sum of the Separate Unitary Return Tax of the subsidiaries having negative Separate Unitary Return Tax, and finally allocated in a negative amount to the Parent Company.

    (b) Payments of positive and negative allocations of state income tax liabilities and of net current state income tax liabilities of the Parent Company and the subsidiaries shall follow the principles set forth in paragraph (9).

12.  FILING TAX RETURNS.  The Parent Company shall prepare and file the consolidated federal income tax return for the subsidiaries that are parties to this Agreement. The Parent Company shall act as the sole agent for each subsidiary with respect to the payment of any liability shown on the federal income tax return and for all other purposes required by Treas. Reg. 1.1502-77(a). The Parent Company or designated subsidiary may act as an agent for each subsidiary doing business in a state with respect to the payment of any liability shown on the state income tax returns of such state.

13.  ADJUSTMENT OF TAX LIABILITY.  In the event that the consolidated federal or state income tax liability for any year is redetermined subsequent to the allocation of the consolidated tax liability reported for that tax year, the redetermined tax liability shall be allocated pursuant to this Agreement as if the adjustments and modifications related to the redetermination had been a part of the original return. In the case of a negotiated adjustment not involving an item-by-item modification of the consolidated return, the amount of the adjustment shall be distributed in an appropriate and reasonable manner. Any interest or penalties associated with the underpayment or overpayment of tax shall be allocated based on the allocation of the underlying underpayment or overpayment of tax.

14.  EFFECTIVE DATE. This Agreement amends and restates the prior Amended and Restated Tax Allocation Agreement relating to the allocation of federal and state income tax liability dated January 1, 1990, as amended by the First Amendment thereto dated October 26, 1998 and the Second Amendment thereto dated March 1, 2000,  and as further amended by the Second Amended and Restated Tax Allocation Agreement dated September 21, 2005. This Agreement shall be effective for allocation of the current federal and state income tax liabilities of the consolidated group for taxable years beginning on or after January 1, 2012 and all subsequent years until this Agreement is further amended in writing by each such company which is or becomes a party to this Agreement. For any party to this Agreement that became a member of the Parent Company's affiliated group after January 1, 2012, this Agreement shall be effective as of the date such subsidiary became a member of the affiliated group. If at any time any other company becomes a member of the Parent Company's affiliated group, the parties hereto agree that such new member may become a party to this Agreement by (i) executing a duplicate copy of this Agreement or (ii) consenting to be included in a consolidated federal income tax return that includes the Parent Company.  If at any time any company ceases to be a member of the Parent Company's affiliated group, such company shall no longer be a party to this Agreement, but such company shall continue to be bound by this Agreement as to the taxable year in which such company leaves the Parent Company's affiliated group and all prior taxable years in which such company was a member of the Parent Company's affiliated group.

15.  REGULATORY FILINGS.  The Parent Company will make any necessary filings with any regulatory commissions that the Parent Company deems necessary or appropriate.

16.  GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.

17.  COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

18.  MISCELLANEOUS. This Agreement contains the complete agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.  No term or provision of this Agreement shall be construed to confer a benefit upon, or grant a privilege or right to, any person other than the parties hereto.

[Signature Page to follow]

The above procedures for apportioning the consolidated annual net current federal and state income tax liability and expense of Northeast Utilities and its subsidiaries have been duly authorized and agreed to by each of the below listed members of the consolidated group as evidenced by the signature of a duly authorized officer of each company:

NORTHEAST UTILITIES

THE CONNECTICUT LIGHT AND POWER COMPANY

WESTERN MASSACHUSETTS ELECTRIC COMPANY

HWP COMPANY (f/n/a HOLYOKE WATER POWER COMPANY)

NORTHEAST UTILITIES SERVICE COMPANY

NORTHEAST NUCLEAR ENERGY COMPANY

THE ROCKY RIVER REALTY COMPANY

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

NORTH ATLANTIC ENERGY CORPORATION

NORTH ATLANTIC ENERGY SERVICE CORPORATION

PROPERTIES, INC.

SELECT ENERGY CONTRACTING, INC.

NU ENTERPRISES, INC.

NORTHEAST GENERATION SERVICES COMPANY

E. S. BOULOS COMPANY

NGS MECHANICAL, INC.

MODE 1 COMMUNICATIONS, INC.

SELECT ENERGY, INC.

YANKEE ENERGY SYSTEM, INC.

YANKEE GAS SERVICES COMPANY

YANKEE ENERGY FINANCIAL SERVICES COMPANY

YANKEE ENERGY SERVICES COMPANY

RENEWABLE PROPERTIES,INC.

CL&P FUNDING LLC

THE CONNECTICUT STEAM COMPANY

ELECTRIC POWER INCORPORATED

THE NUTMEG POWER COMPANY

PSNH FUNDING LLC2

PSNH FUNDING LLC

WMECO FUNDING LLC

NU TRANSMISSION VENTURES, INC.

NORTHERN PASS TRANSMISSION LLC

NSTAR LLC (f/n/a NU HOLDING ENERGY 2 LLC)

NSTAR ELECTRIC COMPANY

HARBOR ELECTRIC ENERGY COMPANY

BEC FUNDING II LLC

CEC FUNDING LLC

NSTAR GAS COMPANY

NSTAR ELECTRIC AND GAS CORPORATION

ADVANCED ENERGY SYSTEMS, INC.

HOPKINTON LNG CORP.

NSTAR COMMUNICATIONS, INC.

By:  /S/ JAY BUTH

Name: Jay Buth

Title:  Vice President, Controller and

            Chief Accounting Officer

            Northeast Utilities Service Company,

as Agent for the above Companies

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